CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 24, 2009 on the statement of assets and liabilities of Dblaine Investment Trust, comprising the Dblaine Fund, as of December 17, 2009 and to all references to our firm included in the Proxy Statement/Prospectus and the Statement of Additional Information in Dblaine Investment Trust’s Registration Statement on Form N-14.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
October 6, 2010

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Certified Public Accountants  |  280 Kenneth Drive, Suite 100  | Rochester, New York 14623  | 585.427.8900 | EFPRotenberg.com

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Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Bryce Capital Funds
95 Allens Creek Road
Bldg 1 Suite 201
Rochester, NY 14618

We hereby consent to the incorporation by reference in  this Registration Statement on Form N-14 of our reports dated September 9, 2010, relating to the financial statements of Bryce Capital Value Fund and Bryce Capital Growth Fund (collectively, Bryce Capital Funds), appearing in the Funds Annual Report on Form N-CSR for the year ended June 30, 2010.

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EFP Rotenberg, LLP
Rochester, New York
October 6, 2010